SCIENCE DYNAMICS CORPORATION/PRO CIRCUITS, INC.
                                 SUBLEASE

This sublease is made between SCIENCE DYNAMICS CORPORATION ("Sublessor") and PRO CIRCUITS, INC. ("Sublessee"). On August 8, 1990, Sublessor, as tenant, entered into a lease agreement (the "Original Lease") with CHERRY HILL INDUSTRIAL SITES, INC., a New Jersey Corporation for the premises known as 1919 Springdale Road, Cherry Hill, New Jersey, 08003, more particularly described in the Original Lease (the "Premises"), the term of the Original Lease being for a period of five (5) years, commencing on September 1, 1990 and terminating on August 31, 1995. The Original Lease was subsequently modified pursuant to a Lease Modification and Extension Agreement made on March 28, 1995, wherein the term of the Original Lease was modified to be from May 1, 1995 through April 30, 2005. The said Cherry Hill Industrial Sites, Inc. subsequently sold the leased premises to FIRST INDUSTRIAL REALTY TRUST, INC., which is hereinafter referred to as "Landlord". The term "Original Lease" incorporates by reference the March 28, 1995 Lease Modification and Extension Agreement.


Sublessor:
     SCIENCE DYNAMICS CORPORATION       Sublessee:
     a Delaware corporation                  PRO CIRCUITS, INC.
     1919 Springdale Road                    a New Jersey corporation
     Cherry Hill, NJ   08003                 Unit 7, Hainesport Commons
     (609) 424-0068                          Hainesport, NJ   08036
                                             (609) 261-4177


Rental  Space:  Portion of 1919 Springdale Road, Cherry Hill,   New  Jersey
08003 (See 1. "Rental Space")


Effective  Date:     			Upon  Landlord
approval                                The  payment of Rent shall commence
Term:                                   on  October  1, 1998.  Rent  during
     Beginning:      Upon  Landlord     the term of the Sublease will be $5
approval                                per  square foot per year,  payable
     Ending:   May 31, 2002             monthly,  with the initial  monthly
Security:           $9,746.67           payment to be $9,746.67.

Rent for the term:  $428,853.32         Use  of Rental Space:  Assembly and
                                        sale of electronic circuit boards
Liability    Insurance.     Minimum
amounts:  for                           Sublessee's  Pro Rata  Share:   The
each person injured $1,000,000; for     percentage  of the Premises  leased
any one                                 to  Sublessee under this  Sublease,
accident  $3,000,000; for  property     as   modified  from  time  to  time
damage                                  (initially 23,392/49,300 =47.45%)
$250,000.


1.   Rental Space.
2.   Rent.
3.   Additional Rent.
4.   Late  Charge, Bad Checks,  and
     Default.
5.   Security Deposit.
6.   Possession and Use.
7.   Delay in Giving of Possession.
9.   Liability Insurance.
10.  Unavailability of  Insurance,
     Rate Increases.
11.  Water Damage.
12.  Liability  of  Sublessor  and
     Sublessee.
13.  Assignment and Subletting.
14.  Quiet Enjoyment.
15.  Sublessee's      Repairs,
     Maintenance, Compliance.
16.  Sublessor's   Repair    and
     Maintenance.
17.  No Alterations.
18.  Access to Rental Space.
19.  Estoppel Certificate.
20.  Authorizations.
21.  Sign To Re-Rent.
22.  Signs.
23.  Eminent Domain.
24.  Fire and Other Casualty.
25.  Violation, Eviction, Re-entry
     and Damages.
26.  Removal of Equipment.
27.  Sublessee Bankruptcy.
28.  End of Term.
29.  Environmental Compliance.
30.  Subordination  to   Original
     Lease.
31.  Notices.
32.  Binding Effect.
33.  Captions.
34.  Counterparts and/or  Facsimile
     Signature.
35.  Situs.
36.  Non-Waiver.
37.  Severability.
38.  Modification.
39.  Entire Agreement.
40.  Signatures.

1.   Rental Space.

     a. The Rental Space shall include approximately 23,392 square feet of the Premises as more particularly set forth in Exhibit "A".

     b. Sublessee shall have an option to lease the additional portion of the Premises specifically designated on Exhibit A as the Optional Rental Space. The rental of such Optional Rental Space shall be under the same terms and conditions as the Rental Space (except for the increases in the Rent and Sublessee's Pro Rata Share).

     c. In the event that Sublessor proposes to rent or vacate its portion of the Premises as shown on Exhibit "A" prior to the expiration of this Sublease, then Sublessor shall notify Sublessee in writing of such intention. Sublessee shall have until 5:00 P.M. on the fifteenth day following receipt by the Sublessee of such notice to provide notice of its intent to lease Sublessor's portion of the Premises in accordance with the terms and conditions of this Agreement. Upon such notice, the parties shall promptly prepare an amendment to this Sublease for such additional Rental Space.

     d. Any modifications or "fit-up" which Sublessee proposes to make to the Rental Space shall first be approved by the Sublessor and secondly by the Landlord, and the cost of any and all such modifications shall be borne by the Sublessee.

2.  Rent.

Sublessee  shall  pay the monthly Rent to the Sublessor at the  Sublessor's
address.   It is understood and agreed that the Rent is due and payable  on the first day of each and every month.

If the Sublessee fails to comply with any agreement in this Sublease, the Sublessor may do so on behalf of the Sublessee. The Sublessor may charge the cost to comply, including reasonable attorney's fees, to the Sublessee as Additional Rent. The Additional Rent shall be due and payable as Rent with the next monthly Rent payment. Non-payment of Additional Rent shall give the Sublessor the same rights against the Sublessee as if the Sublessee failed to pay Rent.

3.  Additional Rent.

     a. Real Estate Taxes. The Sublessor agrees to pay all real estate taxes for the Premises through April 30, 1999. Thereafter, the Sublessee agrees to pay to the Sublessor, as Additional Rent, Sublessee's Pro Rata Share of all Real Estate Taxes on the building and land and Assessments levied against the property for any year (or portion thereof) during the term of this lease.

     b.    Repairs  to  Roof.   Sublessor shall be solely  responsible  for
repairs to the roof of the Premises unless the repairs are due to the actions of Sublessee.

     c. Upgrading. Sublessor shall be solely responsible for paying the upgrading fee of $1,027 per month set forth in Section 13 of the Original Lease. Sublessee shall pay Sublessee's Pro Rata Share of any future increases in such upgrading fee.

     d. Landscaping. Sublessor shall be solely responsible for the landscaping fee of $300 per month set forth in Section 5 of the Original Lease. Sublessee shall pay Sublessee's Pro Rata Share of any future increases in such landscaping fee.

     e. Other Costs. Except as set forth in Sections 3a, 3b, 3c and 3d above, Sublessee shall also pay Sublessee's Pro Rata Share of all other costs of the Premises paid by Sublessor pursuant to the terms of the Original Lease, as Additional Rent. These costs will include, but not be limited to, window cleaning, signs, repairs, municipal improvements, garbage removal (if not paid by Sublessee otherwise), cleaning of the entire premises, snow, ice, debris and trash removal, replacement and maintenance of landscaping, policing and regulating traffic, repairing and replacing paving, curbs, walkways, drainage pipes, ducts and conduits, maintenance and repair of all lighting and lighting facilities, electricity, fuel, security services, alarm and sprinkler systems, structural repairs to the building including roof and exterior walls, painting, janitorial, water and sewer charges including maintenance and rents (if not paid by Sublessee otherwise), charges and stand-by fees, legal and accounting fees, and other expenses charged which would be considered an expense of maintaining, operating or repairing the premises under sound legal and accounting principles, all insurance premiums for Business Owners Package Insurance Policy including, but not limited to, casualty, fire, comprehensive general liability, extended coverage and any other insurance that Sublessor deems necessary. The above items will be estimated in advance on an annual basis by the Sublessor and 1/12 of the said estimate will be due and payable with each monthly Rent. A reconciliation and adjustments of balance due or refund (if any) will be made as of December 31 of each calendar year and a new adjustment figure will be established by the Sublessor for the following year. Notification will be made by Sublessor to Sublessee no later than February 15 of the following year. The refund or balance due (if any) will be paid within 15 days of notification.

     f.   Utilities and Services.

The Sublessee shall arrange and pay for all utilities and services required for the Rental Space, including but not limited to the following:

(a)  Heat               (d)  Gas                           (g) Air Conditioning
(b)  Hot and cold water (e)  Maintenance service contracts (h) Water
(c)  Electricity        (f)  Exterminating contracts       (i)  Sewer

In the event a utility or service cannot be billed directly to Sublessee, then Sublessee will pay Sublessee's Pro Rata Share of such utility directly to Sublessor as Additional Rent.

The Sublessor is not liable for any stoppage or reduction of utilities and services beyond the control of the Sublessor. This does not excuse the Sublessee from paying Rent.


4.  Late Charge, Bad Checks, and Default.

If the Rent is not received by Sublessor by the 8th of the month, there will be due and payable a late charge of $150.00. In the event any check delivered for payment of Rent does not clear the bank by reason of insufficient funds, or any other reasons, at the option of the Sublessor, such conduct shall constitute grounds for cancellation of the Sublease or at the Sublessor's option, Sublessee shall pay as Additional Rent the sum of $75.00 for servicing the Sublessor's account. Also, in the event Sublessee's check is returned by reason of insufficient funds, then in the future the tenant shall pay by either money order or certified check. Sublessee shall be in default of the terms of this Sublease if the Rent is not received by Sublessor by the fifteenth (15th) day of the month.

5. Security Deposit.

The Sublessee has deposited with the Sublessor $9,746.67 as security for the Sublessee's performance of the terms of this Sublease. The Sublessor may use, apply, or retain all or any part of the security to the extent required for the payment of any Rent, Additional Rent, or other sum or debt as to which the Sublessee is in default or for any sum expended or incurred by Sublessor due to Sublessee's default in any term of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Subleased property, whether such damages or deficiency accrued before or after summary proceedings or other reentry by the Sublessor. If the Sublessee complies with all of the terms of this Sublease, the security shall be returned to the Sublessee, without interest, after the date fixed as the end of the Sublease and after delivery of possession of the Subleased property to the Sublessor. The Sublessee shall not assign or encumber the money deposited as security, and neither the Sublessor nor its successors or assigns shall be bound by any such assignment or encumbrance.

6.   Possession and Use.

The Sublessor shall give possession of the Rental Space to the Sublessee for the Term. The Sublessee shall take possession of and use the Rental Space for the purpose stated above. The Sublessee may not use the Rental Space for any other purpose without written consent of the Sublessor.

The Sublessee shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Sublessee shall obtain any necessary certificate of occupancy or other certificate permitting the Sublessee to use the Rental Space for that use.

The Sublessee shall not use the Rental Space in any manner that results  in
(1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Sublessee shall comply with all reasonable requirements of the insurance companies insuring the Rental Space. Sublessee shall not be required to incur major cost items such as sprinkler or alarm systems. The Sublessee shall not abandon the Rental Space during the Term of this Sublease or permit it to become vacant.

7.   Delay in Giving of Possession.

This paragraph applies if (a) the Sublessor cannot give possession of the Rental Space to the Sublessee on the beginning date and (b) the reason for the delay is not the Sublessor's fault. The Sublessor shall not be held liable for the delay. The Sublessor shall then have 90 days in which to give possession. If possession is given within that time, the Sublessee shall accept possession and pay Rent from that date. The ending date of the Term shall not change. If possession is not given within that time this Sublease may be cancelled by either party on notice to the other.

8.   Acceptance of Rental Space.

The Sublessee has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. The Sublessee accepts the Rental Space "as is".

9.   Liability Insurance.

The Sublessee shall obtain, pay for, and keep in effect for the benefit of the Sublessor and the Sublessee (and, if required, the Landlord) public liability insurance on the Rental Space which meets the requirements of the insurance provisions of the Original Lease. The insurance company must be acceptable to the Sublessor. This coverage must be in the minimum amounts as follows:

Liability Insurance. Minimum amounts: for each person injured $1,000,000 for any one accident $3,000,000 for property damage $250,000.

The Sublessee shall deliver the original policy to the Sublessor with proof of payment of the first year's premiums. This shall be done not less than 15 days before the Beginning of the Term. The Sublessee shall deliver a renewal policy to the Sublessor with proof of payment not less than 15 days before the expiration date of each policy.

10.    Unavailability  of Fire, Liability and Broad  Form  Insurance,  Rate
Increases.

If due to the Sublessee's use of the Rental Space the Sublessor cannot obtain insurance on the Building in an amount and form acceptable to the Sublessor, the Sublessor may cancel this Sublease on 30 days notice to the Sublessee. If due to the Sublessee's use of the Rental Space the insurance rate is increased, the Sublessee shall pay the increase in the premium to the Sublessor on demand.

11.   Water Damage.

The Sublessor shall not be liable for any damage or injury to any persons or property caused by the leak of flow of water or into any part of the Building.

12.   Liability of Sublessor and Sublessee.

The Sublessor shall not be liable for injury or damage to any person or property unless it is due to the Sublessor's act or neglect. The Sublessee shall defend the Sublessor from and reimburse the Sublessor for all liability and costs resulting from any injury or damage due to the act or neglect of the Sublessee or the Sublessee's employees.

13.   Assignment and Subletting.

     (a)  Sublessee shall not, without prior written consent of Sublessor:

          (i) assign or in any manner transfer this Sublease or any estate or interest therein,

          (ii) permit any assignment of this Sublease or any estate or interest therein by operation of law,
          (iii)     sublet the Premises or any part thereof,

          (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or

          (v) permit the use of the Premises by any parties other than Sublessee, its agents, and employees.

Any such acts without Sublessor`s prior written consent shall be void and of no effect. Consent by Sublessor to one or more assignments or sublettings shall not operate as a waiver of Sublessor`s rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Sublessee and any guarantor of Sublessee`s obligations under this Sublease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Sublessee`s other obligations under this Sublease. If an event of default, as herein defined, should occur while the Premises or any part thereof are then assigned or sublet, Sublessor, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Sublessee under such assignment or sublease and apply such Rent against any sums due to Sublessor by Sublessee hereunder, and Sublessee hereby authorizes and directs any such assignee or sublessee to make such payments of Rent directly to Sublessor upon receipt of notice from Sublessor. No direct collection by Sublessor from any such assignee or sublessee shall be construed to constitute a novation or a release of Sublessee or any guarantor of Sublessee from the further performance of Sublessee`s obligations under this Sublease. Nor shall such direct collection from Sublessee`s assignee, sublessee, or occupant of the Premises be deemed a waiver of the covenant in this Sublease contained against assignment and subletting or a release of Sublessee under this Sublease. Sublessee shall not mortgage, pledge, or otherwise encumber its interest in this Sublease or in the leased Premises.

          (b) If Sublessee requests Sublessor`s consent to an assignment of the Sublease or subletting of all or a part of the Premises, it shall submit to Sublessor, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate, and other particulars of the proposed subletting or assignment, including without limitation, evidence satisfactory to Sublessor that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the Term (or for the entire term of the sublease, if shorter).

          (c) If Sublessor consents to any subletting or assignment by Sublessee as hereinabove provided, and subsequently any rents received by
Sublessee under any such sublease are in excess of the Rent payable by Sublessee under this Sublease, or any additional consideration is paid to Sublessee by the assignee under any such assignment, then Sublessor may, at its option, declare fifty (50%) percent of such excess rents under any sublease or such additional consideration for an assignment to be due and payable from Sublessee to Sublessor as Additional Rent hereunder. The parties agree that Sublessor shall be entitled to no part of the sale of the equipment or the business.

          (d) Sublessor shall have the right to transfer, assign, and convey, in whole or in part, the Building and any and all of its rights under this Sublease, and in the event Sublessor assigns its rights under this Sublease and the assignee explicitly assumes Sublessor's obligations under this Sublease, Sublessor shall thereby be released from any further obligations hereunder, and Sublessee agrees to look solely to such successor in interest of the Sublessor for performance of such obliga tions.

14.  Quiet Enjoyment.

Subject to the Landlord's consent, the Sublessor has the right to enter into this Sublease. If the Sublessee complies with this Sublease, the Sublessor must provide the Sublessee with undisturbed possession of the Rental Space.

15.  Sublessee's Repairs, Maintenance, Compliance.

The Sublessee shall:

     (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups. Provided, however, Sublessee shall only be responsible for the cost of compliance which flows from tenant's activities in the premises. Sublessee shall only be required to make such repairs and corrections to the premises which are the results of Sublessee's activities. For example, if Sublessee causes a major structural defect which requires repair, then Sublessee shall be solely responsible for correcting such repair.

     (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

     (c) Maintain the Rental Space in neat, clean, safe, and sanitary condition free of all garbage.

     (d) Keep the walks, driveway, parking areas, yard, entrances, hallways, and stairs in the area immediately adjacent to the Rental Premises, clean and free from trash.

     (e)    Use   and   maintain  all  electric,  plumbing,  heating,   air
conditioning, hot water systems and other facilities in the Rental Space safely.

     (f) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

     (g) Replace all broken glass in the Rental Space including but not limited to windows and doors.

     (h) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

     (i)  Keep no inflammable or dangerous things in the Rental Space.

     (j) Promptly notify the Sublessor when there are conditions which need repair that are the responsibility of the Sublessor.

     (k) Do nothing to destroy the peace and quiet of the Sublessor, other tenants, or persons in the neighborhood.

The Sublessee shall pay any expenses involved in complying with the above.

16.  Sublessor's Repair and Maintenance.

The Sublessor shall:

     (a) Maintain the Public areas, roof and exterior walls in good condition (the cost to be allocated as set forth herein).

     (b) Make all structural repairs unless these repairs are made necessary by the act or neglect of the Sublessee or the Sublessee's employees (the cost to be allocated as set forth herein).

17.  No Alterations.

The Sublessee may not make any changes or additions to the Rental Space without the Sublessor's written consent, which consent shall not be unreasonably withheld. Any changes or additions made without the Sublessor's written consent shall by removed by the Sublessee on demand.

All changes or additions made with the Sublessor's written consent shall become the property of the Sublessor when completed and paid for by the Sublessee. They shall remain as part of the Rental Space at the end of the Term. The Sublessor may demand that the Sublessee remove any changes or additions at the end of the Term. The Sublessee shall promptly pay for all costs of any changes or additions. The Sublessee shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, the Sublessee shall have it promptly removed.

18.  Access to Rental Space.

The Sublessor shall have access to the Rental Space on reasonable notice to the Sublessee to (a) inspect the Rental Space (b) make necessary repairs, alterations, or improvements, and (c) supply services.

The Sublessor may show the Rental Space to rental applicants at reasonable hours on notice to the Sublessee within 6 months before the end of the Term.
The Sublessor may enter the Rental Space at any time without notice to the Sublessee in case of emergency.

19.  Estoppel Certificate.

At the request of the Sublessor, the Sublessee shall sign a certificate stating that (a) this Sublease has not been amended and is in effect, (b) the Sublessor has fully performed all of the Sublessor's agreements in this Sublease, (c) the Sublessee has no rights to the Rental Space except as stated in this Sublease, (d) the Sublessee has paid all Rent to date, and (e) the Sublessee has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Sublessee.

The Sublessor shall also sign an estoppel certificate, if requested by Sublessee, in a form that is usually and customarily requested by lenders and/or purchasers of Sublessee's interest.


20.  Authorizations.

The Sublessee shall procure each and every permit, license, certificate or other authorization and any renewals, extensions or continuance of the same required in connection with the lawful and proper use of the demised premises.

21.  Sign To Re-Rent.

Sublessor reserves the right, and Sublessee hereby grants the right to Sublessor, or its agent, to place and continually keep in a conspicuous place on the demised premises for the information of the public, the usual and customary "FOR RENT" signs at any time within ninety (90) days prior to the expiration of the term hereby granted, or to any prior determination thereof, or any time subsequent to notice from either party of an intention to terminate this Sublease.

22.  Signs.

Subject to the terms of the Original Lease, it is hereby expressly agreed that the Sublessee, at the Sublessee's own cost and expense will provide an exterior sign panel advertising the name of the business carried on in the Premises, said sign to be of a size and kind acceptable to the Sublessor and Municipality in a sign box provided by Sublessee; said sign box and panel to remain the property of the Sublessor. However, the Sublessee shall not erect or install any exterior or door signs, advertising media or window or door lettering without written consent of the Sublessor. Sublessee agrees not to use any advertising media that shall be deemed objectionable to the Sublessor or to other Sublessees, including but not limited to loudspeakers, phonographs, cd's, or radio broadcasts in a manner to be heard outside the demised premises.

23.  Eminent Domain.

Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the
property.   The  taking occurs either by court order or  by  deed  to   the
condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this Sublease on 30 days notice to the other. The award shall belong to and be paid to Sublessor, except that Sublessee may receive any sum paid to Sublessee from the condemning party for loss of good will, and any sums constituting relocation payments, or any other payments or benefits to which Sublessee may be entitled, but which do not constitute any portion of the award for the taking of all or part of the premises, or any portion of the award constituting severance damages for the portion of the premises not taken.

24.  Fire and Other Casualty.

The Sublessee is liable for the acts and neglect of the Sublessee's employees.

The Sublessee shall notify the Sublessor at once of any fire or other casualty in the Rental Space. The Sublessee is not required to pay Rent when the Rental Space is unusable. If part of the Rental Space can be used, the Sublessee must pay Rent pro-rata for the usable part. If the fire or other casualty is caused by the act or neglect of the Sublessee, the Sublessee shall pay for all repairs and all other damage.

If the Rental Space is partially damaged by fire or other casualty without the act or neglect of the Sublessee, the Sublessor shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Sublessor. The Sublessor need not repair or replace anything installed by the Sublessee.

Either party may cancel this Sublease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days. If the parties cannot agree, the opinion of a contractor chosen by the Sublessor and the Sublessee will be binding on both parties. The Sublessee may not cancel this Sublease if the fire or other casualty is caused by the act or neglect of the Sublessee.

This Sublease shall end if the Rental Space is totally destroyed by fire or
other  casualty  without the act  or neglect of the  Sublessee.   The  Rent
shall be paid to the date of destruction.

25.  Violation, Eviction, Re-entry and Damages.

If the Sublessee violates any agreements in this Sublease, the Sublessor has the right to end this Sublease and re-enter the Rental Space. This is done by eviction. The Sublessor may also evict the Sublessee for all other causes provided by law. The eviction is a court procedure to remove a Sublessee. It is started by the filing of a complaint in court and the service of a summons on a Sublessee to appear in court. After a court order of eviction and compliance with the warrant of removal, the Sublessor my re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Sublessee before the Sublessor files a complaint. If there is any other cause to evict, the Sublessor must give to the Sublessee the notice required by law before the Sublessor files a complaint.

Sublessee is liable for all damages caused by the Sublessee's violation of any agreement in this Sublease. This includes reasonable attorney's fees and cost.

After eviction the Sublessee shall pay the balance of the entire Rent for the Term in full at once. The Sublessee shall also pay (a) all reasonable expenses incurred by the Sublessor in preparing the Rental Space for re-renting and (b) commissions paid to a broker for obtaining a new Sublessee.

26.  Removal of Equipment.

Sublessee agrees that if at any time during the continuance of this Sublease Sublessee removes or attempts to remove Sublessee's goods or property out of or from said premises, excepting in the ordinary course of business, without first having paid and satisfied Sublessor in full for all Rent which may become due during the entire term of this Sublease, then and in such case such removal or attempt to remove shall be a default, and the whole Rent for the said term then remaining unpaid shall at the option of the Sublessor, be taken to be thereupon due and payable and, in arrears, and Sublessor shall have full power and authority to institute any action at law or in equity for the collection thereof, or to proceed by distress or any other process of law to collect the same, or at Sublessor's option may declare the said term ended and re-enter the said premises and every part thereof and remove all persons or things therefrom, or to proceed by action for the recovery thereof or otherwise.

27.  Sublessee Bankruptcy.

If the Sublessee becomes insolvent, bankrupt, or makes an assignment for the benefit of creditors, or is levied upon or sold out by sheriff's or marshal's or constable's sale, or if a receiver is appointed, then the Rent for the balance of the term or any part thereof at the option of the Sublessor, shall become due and payable as if by the terms of the Sublease it were payable in advance. In case the Rent is at any time unpaid when due, Sublessee hereby agrees that thereupon the whole Rent for the balance of the term, or any part thereof at the option of the Sublessor shall immediately become due and payable as if by the terms of the Sublease it were payable in advance, and Sublessor may immediately proceed to distrain, collect or bring action for the said whole Rent or any part thereof.

28.  End of Term.

At the end of the Term the Sublessee shall (a) leave the Rental Space clean, (b) remove all of the Sublessee's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed,
(d) repair all damage caused by moving and (e) return the Rental Space to the Sublessor in the same condition as it was at the beginning of the Term except for normal wear and tear.
If the Sublessee leaves any property in the Rental Space, the Sublessor may
(a)  dispose  of it and charge  the Sublessee for the cost of disposal,  or
(b) keep it as abandoned property.

29.  Environmental Compliance.

Subject to the terms of the Original Lease, without limiting the generality of any provisions set forth elsewhere in this Sublease, Sublessee agrees as follows:

     a. Sublessee shall not use, generate, store, treat, dispose of or otherwise introduce any hazardous waste, hazardous substance or solid waste as defined in Section 1004(5) and )27) of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sec.6903 (5) and (27), the regulations promulgated under Section 3001 of RCRA, 42 U.S.C. Sec.6921, Sec.101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sec.9601(14), 40 C.F.R. Part 302, and as further defined in N.J.A.C. 7:1E-1.3 and N.J.A.C. 7:1E-Appendix, and as may be further defined in any other statutes and regulations applicable to the Rental Space, as such statutes and regulations may be amended or superseded from time to time (collectively, "Hazardous Substances"), into, on or around the Rental Space or the property, and shall not cause, suffer or permit anyone else to do so. Without limiting any of the obligations of Sublessee under t he provisions set forth in this Agreement, Sublessee agrees to clean up all spills and discharges of Hazardous Substances in the Rental Space or on the property, whether caused or permitted by Sublessee, in a manner which shall comply with all applicable environmental laws including, without limitation, the Spill Compensation and Control Act (the "Spill Act"), N.J.S.A. Sec. 58:10-12.11 et seq. , the Solid Waste Management Act, N.J.S.A. Sec. 13:1D-1, et. seq.. CERCLA, RCRA, and the regulations promulgated thereunder. Sublessee shall notify Sublessor in writing of all such incidents.

     b. Sublessee shall immediately deliver to Sublessor a copy of any summons, citation, directive, notice, complaint, letter or other communication from any federal, state or local environmental agency, concerning any alleged violations of any environmental laws or regulations at the Rental Space or property, or concerning spills or discharges of Hazardous Substances, or concerning any investigation or request for information relating to the use, generation, handling, treatment, storage or disposal of Hazardous Substances in connection with the Rental Space or property.

     c. Sublessee has no knowledge of any lien imposed upon its revenues, real or personal property pursuant to the Spill Act, and Sublessee has no actual or constructive notice of any circumstances which might lead to the imposition of such a lien.

     d. Sublessee shall not permit or cause any substance or condition to exist in, on or around the Rental Space, that may support a claim or cause of action under the common law or under any federal, state or local environmental statute, regulation, ordinance or other environmental regulatory requirement.

     e.     The   provisions  of  this  paragraph  regarding  environmental
compliance shall survive the expiration or sooner termination of this Sublease.

     f. Sublessee, shall, at Sublessee's own expense comply with the Industrial Site Recovery Act, and the regulations promulgated thereafter
(ISRA). Sublessee shall, at Sublessee's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation ("the bureau") of New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Sublease, then Sublessee shall, at the Sublessee's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Sublessee's obligation under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ISRA. At no expense to Sublessor, Sublessee shall promptly provide all information requested by Sublessor for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Sublessor. Sublessee shall indemnify, defend and save harmless Sublessor from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Sublease: and from all fines, suits, procedures, claims and actions of any kind arising out of Sublessee's failure to provide all information, make all submissions and take all actions required by the ISRA Bureau or any other division of NJDEP. Sublessee's obligations and liabilities under this paragraph shall continue so long as Sublessor remains responsible for any spills or discharges of Hazardous substances or waste at the premises which occur during the term of this Sublease. Sublessee's failure to abide by the terms of this paragraph shall be restrainable by injunction.

     g. Sublessee shall promptly provide Sublessor with all documentation and correspondence provided to NJDEP pursuant to Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder ("Right to Know Act").

     h. Sublessee shall promptly supply to Sublessor all reports and notices made by Sublessee pursuant to the Hazardous Substance Discharge--Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder ("Reports and Notices Act").

     i. Sublessee shall promptly supply Sublessor with any notices, correspondence and submissions made by Sublessee to NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances.

30. Subordination to Original Lease. This Sublease is subordinate to and subject to the terms of the Original Lease, copies of which are attached hereto. With respect to Landlord (and not with respect to Sublessor), the terms of the Original Lease shall govern in the case of a conflict between the terms of the Original Lease and the Sublease. With respect to the obligations arising between Sublessor and Sublessee, the terms of the Sublease shall govern in the case of a conflict between the Original Lease and the Sublease.

31.  Notices.

All notices, requests, and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered by fax, express delivery, in person, or mailed to any such party at the address of such party set forth on page 1 hereof. Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if faxed, shall be deemed received upon confirmation of the receipt thereof; if sent by express delivery, shall be deemed received upon delivery as set forth on the express delivery receipt; if personally delivered, shall be deemed received upon delivery; and if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner. Attempted delivery, in person or by express delivery at the correct address, shall be deemed received on the date of such attempted delivery. All references to hours of the day shall mean the official time in effect on the date in question in the State of New Jersey.

32. Binding Effect.

This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.



33. Captions.

Captions of the sections of this Sublease are for convenience and reference only, and the words contained shall not be held to modify, amplify, or aid in the interpretation of the provisions of this Sublease.

34. Counterparts and/or Facsimile Signature.

This Sublease may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Sublease. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

35. Situs.

This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws. Any action, suit or proceeding arising out of, based on, or in connection with this Sublease or the transactions contemplated hereby may be brought only in the Superior Court of the State of New Jersey, venue in Camden County, or in the United States District Court for the District of New Jersey in Camden, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise in any such action, suit or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Sublease or the subject matter hereof may not be enforced in or by such court.

36. Non-Waiver.

No delay or failure by a party to exercise any right under this Sublease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

37. Severability.

Whenever possible, each provision of this Sublease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Sublease shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sublease.

38. Modification.

This Sublease may not be and shall not be deemed or construed to have been modified, amended, rescinded, cancelled, or waived in whole or in part, except by a written instrument signed by the parties hereto.

39. Entire Agreement.

This Sublease and the documents incorporated herein by reference constitute and express the entire agreement and understanding between the parties hereto in reference to all the matters referred to herein, and any previous discussions, promises, representations, and understanding relative thereto are merged into the terms of this Sublease and shall have no further force and effect.

40.  Signatures.

The Sublessor and the Sublessee agree to the terms of this Sublease by signing below. If a party is a corporation, this Sublease is signed by the proper corporate officers.


Dated: 6/4/98                               SCIENCE DYNAMICS CORPORATION



                                        BY: JOY C. HARTMAN



Dated: 6/4/98                                PRO CIRCUITS, INC.



                                        BY:  LAWRENCE J. IBBETSON

                       INDIVIDUAL PERSONAL GUARANTY

LAWRENCE J. IBBETSON, residing at


in consideration of the Sublessor entering into the within Sublease with Pro Circuits, Inc., the undersigned agrees to pay on demand any payment that Pro Circuits, Inc. fails to make under the terms, covenants and conditions of the Sublease in a timely manner to the Sublessor. It is understood that this guaranty shall be a continuing, irrevocable guaranty and indemnity for any indebtedness of Pro Circuits, Inc. under the Sublease. The undersigned agrees that any notice provided to Pro Circuits, Inc. as required by the Sublease shall be deemed to have been provided to the undersigned personally. The undersigned further agrees that his personal consent shall not be required for any modification, renewal, or exercise of option by Sublessee under the Sublease, and that any such act by Sublessee will not cancel or alter this guaranty in any way.



                                        LAWRENCE J. IBBETSON



                      LANDLORD'S CONSENT TO SUBLEASE

1.   Landlord consents to the within Sublease.

2. By consenting to this Sublease, Landlord waives none of Landlord's rights under the Original Lease.

3. Landlord has examined the proposed alterations to the Rental Space to be made by Sublessee and consents to such alterations as set forth in the proposal.

4. Landlord has reviewed the proposed Sublease and waives any profit which may inure to the benefit of the Sublessor as a result of such subletting.


                                        FIRST INDUSTRIAL REALTY TRUST, INC.



Dated:                                  BY: